UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

JMP Group Inc.

(Exact name of registrant as specified in its charter)
Commission File Number: 001-33448

Delaware (State or other jurisdiction of incorporation)	20-1450327 (IRS Employer Identification No.)

600 Montgomery Street, Suite 1100 San Francisco, CA94111 (Address of principal executive offices, including zip code)

415-835-8900 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

On June 2, 2014, JMP Group Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The proxy statement and solicitation pertaining to the Annual Meeting were previously filed with the Securities and Exchange Commission. Shares eligible to vote were 21,833,073 at the record date of April 15, 2014. At the Annual Meeting, a majority of the total outstanding shares (i) elected all nine nominees for the board of directors (which directors shall serve until the next annual meeting of stockholders); (ii) approved the Company’s executive compensation; and (iii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The number of votes cast for or against, and the number of withheld and total broker non-votes with respect to each matter voted upon, as applicable, are set forth below:

Proposal 1.	Election of directors.

Nominee	For	Against	Withheld	Broker Non-Votes

Joseph A. Jolson	16,104,953	0	538,087	4,011,476
Craig R. Johnson	15,824,365	0	818,675	4,011,476
Carter D. Mack	15,902,978	0	740,062	4,011,476
Mark L. Lehmann	14,262,537	0	2,380,503	4,011,476
Glenn H. Tongue	16,170,483	0	472,557	4,011,476
Kenneth M. Karmin	16,170,383	0	472,657	4,011,476
H. Mark Lunenburg	16,273,750	0	369,290	4,011,476
David M. DiPietro	16,170,383	0	472,657	4,011,476
Jonathan M. Orszag	16,250,972	0	392,068	4,011,476

The following matters were approved by the votes indicated:

Proposal 2.	Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-votes
15,741,850	576,271	324,919	4,011,476

Proposal 3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-votes
20,606,880	47,636	0	*

------------------------

* Not applicable

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP INC.

Date: June 3, 2014	By:	/s/ Scott Solomon
Scott Solomon
Chief Legal Officer and Secretary